Exhibit (5)
                               LAW OFFICES OF
                 MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                  A PROFESSIONAL LIMITED LIABILITY COMPANY
                       150 WEST JEFFERSON, SUITE 2500
                          DETROIT, MICHIGAN  48226
                                ------------
                           TELEPHONE (313) 963-6420
                        TWX 810-221-5007 MILLCNFLD DET
                              FAX (313) 496-7500
SIDNEY T. MILLER (1864-1940)                               ANN ARBOR, MICHIGAN
GEORGE L. CANFIELD (1866-1928)                      BLOOMFIELD HILLS, MICHIGAN
LEWIS H. PADDOCK (1866-1935)                                 DETROIT, MICHIGAN
FERRIS D. STONE (1882-1945)                             GRAND RAPIDS, MICHIGAN
                                                           KALAMAZOO, MICHIGAN
                                                             LANSING, MICHIGAN
                                                              MONROE, MICHIGAN
                                                              WASHINGTON, D.C.

                                                           AFFILIATED OFFICES:
                                                            PENSACOLA, FLORIDA
                                                       ST. PETERSBURG, FLORIDA
                                                                GDANSK, POLAND
                                                                WARSAW, POLAND
                                 May 25, 1995

Prab, Inc.
5944 East Kilgore Road
P.O. Box 2121
Kalamazoo, Michigan 49003

Gentlemen:

         With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission by Prab, Inc., a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended, 52,500 shares of the common stock, $.10 par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the 1982 Prab Robots, Inc. Incentive Stock Option Plan (the "Plan") by Plan participants, we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1.  The Registered Shares have been validly authorized.

         2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.


                               /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.